As filed with the Securities and Exchange Commission on March 25, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Annexon, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	27-5414423
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

180 Kimball Way, Suite 200

South San Francisco, California 94080

(Address of Principal Executive Offices)

2020 Incentive Award Plan

Employee Stock Purchase Plan

(Full Title of the Plan)

Douglas Love, Esq.

President and Chief Executive Officer

Annexon, Inc.

180 Kimball Way, Suite 200

South San Francisco, California 94080

(650) 822-5500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kathleen M. Wells

Brian J. Cuneo

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

(650) 328-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	1,526,304 (2)	$29.57 (3)	$45,125,177.76	$4,923.16
Common Stock, $0.001 par value per share	381,576 (4)	$29.57 (3)	$11,281,294.44	$1,230.79
Total	1,907,880		$56,406,472.20	$6,153.95

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s common stock, as applicable.

(2)

Represents shares of common stock that were automatically added to the shares authorized for issuance under the Registrant’s 2020 Incentive Award Plan (the “2020 Plan”), on January 1, 2021 pursuant to the terms of the 2020 Plan. The number of shares reserved for issuance under the 2020 Plan automatically increases on January 1 of each year, beginning in 2021 and ending in 2030, by 4% of the total number of shares of the Registrant’s capital stock outstanding on the last day of the preceding fiscal year, or a lesser number of shares determined by the Registrant’s board of directors.

(3)

This estimate is made pursuant to Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $29.57 per share, the average of the high and low prices of the Registrant’s common stock on March 22, 2021 as reported on the Nasdaq Global Select Market.

(4)

Represents shares of common stock that were automatically added to the shares authorized for issuance under the Registrant’s Employee Stock Purchase Plan (the “ESPP”), on January 1, 2021 pursuant to the terms of the ESPP. The number of shares reserved for issuance under the ESPP automatically increases on January 1 of each year, beginning in 2021 and ending in 2030, by 1% of the total number of shares of the Registrant’s capital stock outstanding on the last day of the preceding fiscal year, or a lesser number of shares determined by the Registrant’s board of directors.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same benefit plans is effective. The Registrant previously registered shares of its Common Stock for issuance under the 2020 Plan and ESPP under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 24, 2020 (File No. 333-240101). The Registrant is hereby registering an additional (i) 1,526,304 shares of its Common Stock issuable under the 2020 Plan and (ii) 381,576 shares of its Common Stock issuable under the ESPP. Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

(a) The contents of the earlier Registration Statement on Form S-8 relating to the 2020 Plan and ESPP, previously filed with the SEC on July 24, 2020 (File No. 333-240101).

(b) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, which includes audited financial statements for the Registrant’s latest fiscal year, filed with the SEC on March 25, 2021.

(c) The Registrant’s Current Reports on Form 8-K filed with the SEC on February 8, 2021 (Item 5.02 only) and March 1, 2021.

(d) The description of the Registrant’s common stock which is contained in a registration statement on Form 8-A filed on July 21, 2020 (File No. 001-39402) under the Securities Exchange Act of 1934, as amended, or the Exchange Act, including any amendment or report filed for the purpose of updating such description.

(e) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1 (1)	Amended and Restated Certificate of Incorporation of Annexon, Inc.

4.2 (2)	Amended and Restated Bylaws of Annexon, Inc.

4.3 (3)	Form of common stock certificate

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP, independent registered public accounting firm

24.1	Power of Attorney (included on the signature page of this Form S-8)

99.1 (4)	2020 Incentive Award Plan

99.2 (5)	Form of Stock Option Grant Notice and Stock Option Agreement under the 2020 Incentive Award Plan

99.3 (6)	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement under the 2020 Incentive Award Plan

99.4 (7)	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the 2020 Incentive Award Plan

99.5 (8)	Employee Stock Purchase Plan

(1)	Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 001-39402), filed with the Securities and Exchange Commission on July 28, 2020, and incorporated herein by reference.
(2)	Filed as Exhibit 3.2 to Registrant’s Current Report on Form 8-K (File No. 001-39402), filed with the Securities and Exchange Commission on July 28, 2020, and incorporated herein by reference.
(3)	Filed as Exhibit 4.2 to Registrant’s Registration Statement on Form S-1 (File No. 333-239647), filed with the Securities and Exchange Commission on July 2, 2020, and incorporated herein by reference.
(4)

Filed as Exhibit 99.2(a) to Registrant’s Registration Statement on Form S-8 (File No. 333-240101), filed with the Securities and Exchange Commission on July 24, 2020, and incorporated herein by reference.

(5)

Filed as Exhibit 10.5(b) to Registrant’s Registration Statement on Form S-1 (File No. 333-239647), filed with the Securities and Exchange Commission on July 2, 2020, and incorporated herein by reference.

(6)

Filed as Exhibit 10.5(c) to Registrant’s Registration Statement on Form S-1 (File No. 333-239647), filed with the Securities and Exchange Commission on July 2, 2020, and incorporated herein by reference.

(7)

Filed as Exhibit 10.5(d) to Registrant’s Registration Statement on Form S-1 (File No. 333-239647), filed with the Securities and Exchange Commission on July 2, 2020, and incorporated herein by reference.

(8)

Filed as Exhibit 99.3 to Registrant’s Registration Statement on Form S-8 (File No. 333-240101), filed with the Securities and Exchange Commission on July 24, 2020, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this 25th day of March, 2021.

Annexon, Inc.

By:	/s/ Douglas Love, Esq.
Douglas Love, Esq.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas Love and Jennifer Lew, and each or any one of them, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas Love, Esq. Douglas Love, Esq.	President and Chief Executive Officer (Principal Executive Officer)	March 25, 2021

/s/ Jennifer Lew Jennifer Lew	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 25, 2021

/s/ Thomas G. Wiggans Thomas G. Wiggans	Chairman of the Board of Directors	March 25, 2021

/s/ William H. Carson, M.D.	Director	March 25, 2021
William H. Carson, M.D.

/s/ Jung E. Choi	Director	March 25, 2021
Jung E. Choi

/s/ Muneer A. Satter Muneer A. Satter	Director	March 25, 2021

/s/ Ricky Sun, Ph.D. Ricky Sun, Ph.D.	Director	March 25, 2021